Reynolds Group Holdings Limited Announces Intention to Re-Price its Existing Term Loans

Business Wire

New York, New York – January 17, 2017 – Reynolds Group Holdings Limited (“Reynolds Group”) today announced that it is seeking to re-price its existing $3,315 million and €249 million senior secured term loans. Reynolds Group anticipates the transaction to be completed in February 2017. However, there can be no assurance that Reynolds Group will be able to complete such transaction, which is subject to market and other customary conditions.
About Reynolds Group:
Reynolds Group is a leading global manufacturer and supplier of consumer food and beverage packaging and storage products. Reynolds Group is based in Auckland, New Zealand. Additional information regarding Reynolds Group is available at www.reynoldsgroupholdings.com.
Forward-Looking Statements:
This press release may contain “forward-looking statements.” Forward-looking statements include statements regarding the goals, beliefs, plans or current expectations of Reynolds Group, taking into account the information currently available to our management. Forward-looking statements are not statements of historical fact. For example, when we use words such as “believe,” “anticipate,” “expect,” “estimate,” “plan,” “intend,” “should,” “would,” “could,” “may,” “might,” “will” or other words that convey uncertainty of future events or outcomes, we are making forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such uncertainties, risks and assumptions include, but are not limited to: risks related to our ability to complete the repricing of the existing term loans; risks related to strategic transactions, including completed and future acquisitions or dispositions, such as the risks that we may be unable to complete an acquisition or disposition in the timeframe anticipated, on its original terms, or at all, or that we may not be able to achieve some or all of the benefits that we expect to achieve from such transactions, including risks related to integration of our acquired businesses, or that a disposition may have an unanticipated effect on our retained business; risks related to the future costs of raw materials, energy and freight; risks related to our substantial indebtedness and our ability to service our current and future indebtedness; risks related to our hedging activities which may result in significant losses and in period-to-period earnings volatility; risks related to our suppliers of raw materials and any interruption in our supply of raw materials; risks related to downturns in our target markets; risks related to increases in interest rates which would increase the cost of servicing our debt; risks related to dependence on the protection of our intellectual property and the development of new products; risks related to exchange rate fluctuations; risks related to the consolidation of our customer bases, competition and pricing pressure; risks related to the impact of a loss of one of our key manufacturing facilities; risks related to our exposure to environmental liabilities and potential changes in legislation or regulation; risks related to complying with environmental, health and safety laws or as a result of satisfying any liability or obligation imposed under such laws; risks related to changes in consumer lifestyle, eating habits, nutritional preferences and health-related and environmental concerns that may harm our business and financial performance; risks related to restrictive covenants in the Notes and our other indebtedness which could adversely affect our business by limiting our operating and strategic flexibility; risks related to our dependence on key management and other highly skilled personnel; and risks related to our pension plans sponsored by us and others in our controlled group.
Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above.
Contact
Reynolds Group Holdings Limited
enquiries@reynoldsgroupholdings.com
Joseph E. Doyle - + 1-847-482-2409

2